ERNST & YOUNG                     Ernst & Young LLP          Phone: 403-290-4100
                                                             Fax:   403-290-4200
                                  Chartered Accountants
                                  Suite 1000, Ernst & Young Tower
                                  440 2 Avenue, S.W.
                                  Calgary, Canada T2P 5B9



May 4, 2001



Securities and Exchange Commission
450 Sifth Street N.W.
Washington DC 20549 U.S.A.




RE:      E-TRENT NETWORKS, INC. (THE "COMPANY")
         COMMISSION FILE NUMBER: 0-28879

We have read Item 4 of the Form 8-K/A of the Company dated May 7, 2001 and agree with the disclosure contained therein.


Yours sincerely,


/s/Ernst & Young LLP









                  A MEMBER OF ERNST & YOUNG INTERNATIONAL, LTD.


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